Exhibit 23.5

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230-5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Halcón Resources Corporation (formerly RAM Energy Resources, Inc.), a Delaware corporation, of the information derived from our report dated February 7, 2012 and included in the Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2012.

FORREST A. GARB & ASSOCIATES, INC.

	By:	/s/ William D. Harris III
William D. Harris III
CEO/President

Dallas, Texas
May 30, 2013